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                                                                    EXHIBIT 3(d)

                       SECOND AMENDED AND RESTATED BYLAWS
                                       OF
                         UNITEDHEALTH GROUP INCORPORATED
                       (Effective as of February 11, 2003)

                                    ARTICLE I
                             OFFICES, CORPORATE SEAL

Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Restated Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

Section 1.03.     Corporate Seal. The corporation shall have no seal.

                                   ARTICLE II
                             MEETING OF SHAREHOLDERS

Section 2.01. Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes, Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, or solely by remote communication (as defined in Section 301A.011(61) of the Minnesota Statutes) ("Remote Communication"), as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

Section 2.02.     Regular Meetings.

       (a) A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

       (b) At a regular meeting of the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, the Chairman of the Board, the Chief Financial Officer, any two directors, or by a shareholder or shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented to the meeting, except that a special meeting of shareholders called for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as defined by Minnesota Law), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, may not be called by less than twenty-five percent (25%) of the shares entitled to vote on the matters to be presented at the meeting. The Board of Directors may designate that the special meeting is to be held solely by Remote Communication.

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Section 2.04.     Quorum, Adjourned Meetings. The holder of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn the meeting to such day as they shall, by majority vote, agree upon, and a notice of such adjournment and the date and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least 5 days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by the affirmative vote of the holders of a majority of the power of the shares present and entitled to vote on that item of business, except if otherwise required by statute, the Articles of the Incorporation, or these Bylaws.

Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

Section 2.07. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, a notice setting out the time and place or information regarding Remote Communication, if applicable, of each regular and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least five days prior thereto; except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section
2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. Notice may be given by means of mail, or if consented to by the shareholder in a manner that complies with the federal securities laws, facsimile, electronic mail, electronic posting, or any other form of electronic communication to which the shareholder has consented.

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Section 2.08.     Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally, by "authenticated" "electronic communication" (as defined under Sections 302A.011(62) and 302A.011(60), respectively, of the Minnesota Statutes), or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders or by his participation by means of Remote Communication, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.09. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed, or consented to by "authenticated" "electronic communication" (as defined under Sections 302A.011(62) and 302A.011(60), respectively, of the Minnesota Statutes) by all of the shareholders entitled to vote on that action.

Section 2.10. Business to be Brought Before the Meeting. A shareholder must provide written notice of any proposal to be submitted at an annual meeting and such notice must be delivered to the Secretary of the corporation so as to be received at the principal executive offices of the corporation not less than 120 days in advance of the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that is no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be so received a reasonable time before the solicitation is made. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of the shareholder proposing such business; (c) the class and number of share of the corporation which are beneficially owned by the shareholder; (d) any material interest of the shareholder in such business; and (e) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the matter been proposed by the Board of Directors. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before an annual meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 2.10.

Section 2.11. Remote Communication. To the extent authorized by the Board, a shareholder, not physically present in person or by means of proxy, may, by any means of Remote Communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder by that means constitutes presence at the meeting.

                                   ARTICLE III
                                    DIRECTORS

Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by statute.

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Section 3.02.     Number, Election and Term of Office.

         a) The Board of Directors shall consist of one or more member, and the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken or the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business, considered for this purpose as one class. Except as otherwise provided by law or by these bylaws, the directors of the corporation shall be elected at the Annual Meeting of Shareholders in each year. Each of the directors shall hold office until the expiration of his term, as specified herein, and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, or disqualification of such order.

         b) The Board of Directors of this corporation shall be divided into three classes, Class I, Class II, Class III, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors chosen to succeed those whose term is then expired, shall be elected for a term of office expiring at the third succeeding Annual Meeting of Shareholders after their election. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equal as possible, as shall be determined by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken or by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business.

Section 3.03 Nomination of Director Candidates. Nomination of candidates for election to the Board of Directors of the corporation at any annual meeting of the shareholders may be made only by or at the direction of the Board of Directors or by a shareholder entitled to vote at such annual meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, any such notice must be received at the principal executive offices of the corporation not less than 120 days in advance of the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be so received a reasonable time before the solicitation is made, and must set forth (i) the name, age, business address, residence address and the principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice as the same appears in the corporation's stock register; (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the corporation, if elected.

If the officer of the corporation presiding at an annual meeting of the shareholders determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

Section 3.04. Determination of Contested Elections. In the event that there are more candidates for election to the Board of Directors at a meeting of the shareholders than there are directors to be elected at such meeting (a "Contested Election"), the vote for election of directors shall be by ballot and the officer of the corporation presiding at the meeting shall appoint two persons, who need not be shareholders, to act as Inspectors of Election at such meeting.

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The Inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe on oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the Inspectors shall take charge of the polls and after the balloting shall canvas the votes and determine in accordance with law and make a certificate to the corporation of the results of the vote taken. No director or candidate for the office of director shall be appointed an Inspector.

The nominees for election to the Board of Directors in a Contested Election who are certified by the Inspectors as having been elected shall be deemed to be duly elected and qualified upon the expiration of three business days following the date of such certification; provided that, in the event any court proceedings are commenced which challenge the results of such Contested Election, such nominees shall not be deemed to be duly elected and qualified until all such court proceedings, including appeals, shall have been finally concluded.

Section 3.05. Chairman of the Board. The Board of Directors may elect from their number, a Chairman of the Board, who shall not be deemed an officer of the Corporation as a result of such title. The Chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 3.06. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota or solely by Remote Communication as may be designated in the notice of such meeting.

Section 3.07. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place or information regarding Remote Communication, if applicable, to each director in person or by mail, telephone, facsimile, electronic mail, electronic posting, or any other form of electronic communication.

Section 3.08. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.09. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

Section 3.10. Absent Directors. A director may give advance written or "authenticated" "electronic" (as defined under Sections 302A.011(62) and 302A.011(60), respectively, of the Minnesota Statutes) consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

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Section 3.11.     Remote Communication. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of telephone conference or, if authorized by the Board, by such other means of Remote Communication through which the directors may simultaneously participate with each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.11 shall be deemed present in person at the meeting.

Section 3.12. Vacancies: Newly Created Directorships. Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.02 may be filled by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken.

Section 3.13. Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of not less than 66-2/3 percent of the outstanding shares of Common Stock of the corporation or by the affirmative vote of 66-2/3 percent of the directors in office at the time the vote is taken. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

Section 3.14 Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of the Board of Directors, except for special litigation committees, and vacancies in the membership thereof shall be filed by the Board of Directors.

A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of directors present.

Section 3.15. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed or consented to by "authenticated" "electronic communication" (as defined under Sections 302A.011(62) and 302A.011(60), respectively, of the Minnesota Statutes) by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the shareholders.

Section 3.16. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

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                                   ARTICLE IV
                                    OFFICERS

Section 4.01. Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board of Directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person.

Section 4.02. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer: (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the stockholders; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the corporation; and (e) shall perform such other duties as from time to time may be assigned by the Board of Directors.

Section 4.03. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer: (a) shall cause to be kept accurate financial records for the corporation; (b) shall cause to be deposited all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall cause to be endorsed for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) shall cause to be disbursed corporate funds and shall cause to be issued checks and drafts in the name of the corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all the transactions as Chief Financial Officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

Section 4.04. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 4.05. Vice President. Each Vice President shall perform such duties as may be prescribed from time to time by these Bylaws or by the Board of Directors.

Section 4.06. Secretary. Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary: (a) shall attend all meetings of the stockholders and Board of Directors, and shall record all the proceedings of such meetings in the minute book of the corporation; (b) shall give proper notice of meetings of stockholders and Board of Directors and other notices required by law or these Bylaws; and (c) shall perform such other duties as from time to time may be assigned by the Board of Directors.

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Section 4.07.     Treasurer. The Treasurer shall perform such duties as may from time to time be assigned by the Chief Financial Officer or by the Board of Directors.

Section 4.08. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board of Directors may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

Section 4.09. Removal and Vacancies. The Board of Directors may remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to the contract rights of the person so removed. A vacancy in an office of the corporation by reason of death, resignation, removal, disqualification, or otherwise may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the Board of Directors.

Section 4.10. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

Section 5.01. Certificates for Shares. The Board of Directors may authorize the issuance of stock either in certificated or uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held, signed as provided in this
Section 5.01. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. A certificate representing shares of this corporation shall contain on its face the information required by Minnesota Statutes, Section 302A.417, Subd. 4. A certificate representing shares issued by this corporation, if it is authorized to issue shares of more than one class or series, shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued so far as they have been determined, and the authority of the Board of Directors to determine relative rights and preferences of subsequent classes or series. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.04.

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Section 5.02.     Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

Section 5.03. Transfer of Shares. The shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the corporation or its agents may reasonably require. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

Section 5.04. Loss of Certificates. Except as otherwise provided by Minnesota Statutes, Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                             DIVIDENDS, RECORD DATE

Section 6.01. Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

Section 6.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution authorizing the payment of such dividend.

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                                   ARTICLE VII
                         BOOKS AND RECORDS, FISCAL YEAR

Section 7.01 Share Register. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

         (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

         (2) a record of the dates on which certificates or transaction statements representing shares were issued.

Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:

         (1) records of all proceedings of shareholders for the last three years;

         (2)  records of all proceedings of the board for the last three years;

         (3)  its articles and all amendments currently in effect;

         (4)  its bylaws and all amendments currently in effect;

         (5) financial statements required by Minnesota Statutes, Section 302A.463, and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

         (6) reports made to shareholders generally within the last three years;

         (7) a statement of the names and usual business addresses of its directors and principal officers;

         (8)  voting trust agreements described in Section 302A.453; and

         (9)  shareholder control agreements described in Section 302A.457.

Section 7.03. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

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                                  ARTICLE VIII
                          LOANS, GUARANTEES, SURETYSHIP

Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

         (1)  is in the usual and regular course of business of the corporation;

         (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

         (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgement of the board, to benefit the corporation; or

         (4) whether or not any separate consideration has been paid or promised to the corporation, has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote that are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote.

The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.

                                   ARTICLE IX
                       INDEMNIFICATION OF CERTAIN PERSONS

Section 9.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

                                    ARTICLE X
                                   AMENDMENTS

Section 10.01. These Bylaws may be amended or altered by the affirmative vote of a majority of directors present at a duly held meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.

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                                   ARTICLE XI
                        SECURITIES OF OTHER CORPORATIONS

Section 11.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the Chief Executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons.

Section 11.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE XII
           CERTAIN BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

Section 12.01. Pursuant to the authority provided by Section 302A.673, Subd. 3(b)(2), of the Minnesota Business Corporation Act, this corporation elects not to be subject to Section 302A.673 of said Act.

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